EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF PERFICIENT, INC.
PURSUANT TO 18 U.S.C. §1350
In connection with the accompanying report on Form 10-Q for the period ended June 30, 2005 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John T. McDonald, Chief Executive Officer of Perficient, Inc. (the “Company”), hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John T. McDonald John T. McDonald,
Chief Executive Officer August 11, 2005
In connection with the accompanying report on Form 10-Q for the period ended June 30, 2005 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Hill, Chief Financial Officer of Perficient, Inc. (the “Company”), hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael D. Hill Michael D. Hill,
Chief Financial Officer August 11, 2005

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